                                            Consolidated Financial Statements
                                                and Additional Information

                                                  HIP of New Jersey, Inc.


                                          Years ended December 31, 1995 and 1994
                                            with Report of Independent Auditors

                            HIP of New Jersey, Inc.

                       Consolidated Financial Statements
                          and Additional Information

                    Years ended December 31, 1995 and 1994


                                   CONTENTS

Report of Independent Auditors............................................   1

Consolidated Financial Statements

Consolidated Statements of Financial Position.............................   2
Consolidated Statements of Operations.....................................   3
Consolidated Statements of Changes in Net Assets..........................   4
Consolidated Statements of Cash Flows.....................................   5
Notes to Consolidated Financial Statements................................   6

Additional Information

Consolidating Statement of Financial Position.............................  18
Consolidating Statement of Operations.....................................  19
Consolidating Statement of Cash Flows.....................................  20

                       [LETTERHEAD OF ERNST & YOUNG LLP]


                        Report of Independent Auditors


The Board of Trustees
HIP of New Jersey, Inc.

We have audited the accompanying consolidated statements of financial position of HIP of New Jersey, Inc. (the "Plan") as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Plan and its subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The additional consolidating information for 1995 on pages 18, 19 and 20 is presented for the purpose of additional analysis and is not a required part of the consolidated financial statements. Such information has been subjected to the auditing procedures applied in our audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

                                             /s/ Ernst & Young LLP

March 6, 1996

                            HIP of New Jersey, Inc.

                 Consolidated Statements of Financial Position

                                                                                      DECEMBER 31
                                                                                     1995     1994
                                                                                   -----------------
                                                                                    (In thousands)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                        $ 41,416  $ 63,062
  Cash deposited in sinking fund                                                         89       193
  Marketable securities                                                              70,322    39,539
  Premiums receivable                                                                10,540    11,440
  Due from Health Insurance Plan of Greater New York                                  7,459     7,572
  Prepaid expenses and other current assets                                          15,530    13,490
                                                                                   ------------------
Total current assets                                                                145,356   135,296

BUILDING, LEASEHOLD IMPROVEMENTS AND
  EQUIPMENT, NET                                                                     42,199    35,864

INTANGIBLE ASSETS, NET                                                                1,433     1,367

RESTRICTED CASH RESERVE                                                                   -       185

OTHER ASSETS                                                                          4,813       577
                                                                                   ------------------
TOTAL                                                                              $193,801  $173,289
                                                                                   ==================

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
  Claims payable                                                                   $ 70,074  $ 56,940
  Accounts payable and other accrued expenses                                        41,017    41,863
  Premiums received in advance                                                        9,455    11,214
  Current portion of long-term debt                                                   2,282     2,512
                                                                                   ------------------
Total current liabilities                                                           122,828   112,529

OTHER LONG-TERM LIABILITIES                                                           4,020     3,622

LONG-TERM DEBT                                                                       14,600    15,926

NET ASSETS:
  Surplus notes due to Health Insurance Plan of Greater New York                     40,175    40,175
  Unrestricted net assets                                                            12,178     1,037
                                                                                   ------------------
TOTAL NET ASSETS                                                                     52,353    41,212
                                                                                   ------------------

TOTAL                                                                              $193,801  $173,289
                                                                                   ==================

See accompanying notes.

                            HIP of New Jersey, Inc.

                     Consolidated Statements of Operations

                                                   YEAR ENDED DECEMBER 31
                                                      1995        1994
                                                   ----------------------
                                                       (In thousands)
REVENUE
Premiums earned                                      $325,004   $336,686
Investment and other income                            20,357     18,023
                                                   -----------------------

     Total revenue                                    345,361    354,709
                                                   -----------------------

EXPENSES
Subscriber's benefits                                 289,547    309,749
General and administrative                             36,367     24,863
Depreciation and amortization                           6,425      6,778
Interest                                                1,881      1,407
                                                   -----------------------

     Total expenses                                   334,220    342,797
                                                   -----------------------

NET INCOME                                           $ 11,141   $ 11,912
                                                   =======================

See accompanying notes.

                            HIP of New Jersey, Inc.

               Consolidated Statements of Changes in Net Assets

                    Years ended December 31, 1995 and 1994

                                         SURPLUS
                                        NOTES DUE
                                        TO HIP OF                      TOTAL
                                         GREATER       UNRESTRICTED     NET
                                         NEW YORK       NET ASSETS     ASSETS
                                        -------------------------------------
                                                     (In thousands)
Balance, January 1, 1994                $  40,175     $ (10,875)     $ 29,300

Net Income                                      -        11,912        11,912
                                        -------------------------------------
Balance, December 31, 1994                 40,175         1,037        41,212

Net Income                                      -        11,141        11,141
                                        -------------------------------------
Balance, December 31, 1995              $  40,175     $  12,178      $ 52,353
                                        =====================================

See accompanying notes.

                            HIP of New Jersey, Inc.

                     Consolidated Statements of Cash Flows

                                                                                YEAR ENDED
                                                                                DECEMBER 31
                                                                               1995      1994
                                                                          ------------------------
                                                                               (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:                                      $ 11,141   $ 11,912
Net income
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization                                               6,425      6,778
  Changes in operating assets and liabilities:
   Decrease (increase) in premiums receivable                                   900     (3,324)
   (Increase) decrease in prepaid expenses and other current assets          (2,040)       251
   Increase in claims payable                                                13,134      9,563
   (Decrease) increase in accounts payable and other accrued expenses          (846)    16,210
   Decrease in premiums received in advance                                  (1,759)       (38)
   Decrease (increase) in due from Health Insurance Plan of Greater
    New York                                                                    113     (1,602)
   (Increase) decrease in other assets                                       (4,236)       277
   Increase in other long-term liabilities                                      398        952
                                                                          ------------------------
Net cash provided by operating activities                                    23,230     40,979
                                                                          ------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
(Purchases) sales of marketable securities, net                             (30,783)    16,831
Investment in tangible assets                                                  (404)         -
Investments in building, leasehold improvements and equipment, net          (12,422)   (13,630)
                                                                          ------------------------
Net cash (used in) provided by investing activities                         (43,609)     3,201
                                                                          ------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments from sinking fund and restricted cash reserve                          289      1,049
Payments of principal indebtedness                                           (2,374)    (4,874)
Proceeds from issuance of debt                                                  818     11,581
                                                                          ------------------------
Net cash (used in) provided by financing activities                          (1,267)     7,756
                                                                          ------------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                        (21,646)    51,936
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                 63,062     11,126
                                                                          ------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                     $ 41,416   $ 63,062
                                                                          ========================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest                                     $  1,541   $  1,297
                                                                          ========================

See accompanying notes.

                            HIP of New Jersey, Inc.

                  Notes to Consolidated Financial Statements

                    Years ended December 31, 1995 and 1994


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HIP of New Jersey, Inc., currently d/b/a HIP Health Plan of New Jersey (the "Plan"), a New Jersey not-for-profit corporation, was organized as a Health Maintenance Organization ("HMO") in accordance with the provisions of the Federal Health Maintenance Organization Act of 1973. The Plan is exempt from income taxes under Section 501(a) as described in Section 501(c)(3) of the Internal Revenue Code.

Effective December 31, 1991, Rutgers Community Health Plan, Inc. ("RCHP"), an affiliate of the Plan, converted from a New Jersey for-profit corporation to a New Jersey not-for-profit corporation and merged with and into the Plan in a transaction that was accounted for as a pooling-of-interests. The Plan conducted business as HIP/Rutgers Health Plan until September 13, 1994, at which time the corporation commenced doing business as HIP Health Plan of New Jersey.

The Plan contracts annually with two independent medical groups who provide medical care to subscribers insured by the Plan. The operations of the groups, which are professional corporations, are not consolidated with the Plan's financial statements. The Plan's arrangements with Hospitals are primarily on a per diem reimbursement basis.

During 1995, the Plan purchased 100% of the outstanding stock of HIP-New Jersey Holdings, Inc. ("HIP Holdings"), a New Jersey holding corporation. HIP Holdings owns all of the outstanding stock of HIP Insurance Company of New Jersey, Inc. ("HIPIC") and HIP PRO, Inc. ("HIPPRO"). HIPIC commenced operations during 1995. The purpose of obtaining an insurance license in the State of New Jersey was to afford the organization the ability to offer a Point-of-Service product. HIPPRO also commenced operations in 1995. HIPPRO is a state-certified Managed Care Organization specializing in the treatment of worker's compensation injuries. The financial statements of HIP Holdings for the year ended December 31, 1995 have been consolidated and, accordingly, all appropriate intercompany transactions have been eliminated.

The Plan is the sole member of HIP Pennsylvania, Inc. ("HIPPA") a not-for-profit HMO located in Bucks County, Pennsylvania. The operations of HIPPA are not consolidated with the Plan's financial statements.

Summary of significant accounting policies:

  Accounting Pronouncements: In June 1993, the Financial Accounting Standards Board issued Statement No. 117 Financial Statements of Not-for-Profit Organizations ("SFAS 117"). Effective January 1, 1995, the Plan adopted the provisions of this new standard which requires restatement of the financial statements of the earliest year presented. These changes affect the classification of certain items within the financial statements.

                            HIP of New Jersey, Inc.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Statement of Financial Accounting Standards Board No. 124 (SFAS No. 124) which is required to be implemented for fiscal years beginning after December 15, 1995 will require a change in 1996 in the method used by the Plan in accounting for its investments. SFAS No. 124 stipulates that investments are to be stated at fair value on the balance sheet. Had SFAS No. 124 been applied in 1995, net assets would have been approximately $.9 million higher at December 31, 1995.

  Premiums: Subscribers' premiums are recorded as income in the month for which subscribers are entitled to service. Premiums collected in advance are deferred.

  Cash and Cash Equivalents and Marketable Securities: The Plan has a cash management program which provides for the investment of excess cash balances in financial instruments that are readily convertible to cash. Investments with maturities of one year or less from the date of purchase are considered cash equivalents and are stated at the lower of cost or market. Marketable securities consisting of U.S. Government securities and highly rated corporate bonds are recorded at the lower of aggregate cost or market at the balance sheet date. Gains and losses on the sales of securities are recorded based on the average cost of the security sold.

  Prepaid Expenses: Prepaid expenses include periodic interim payments made to various health care providers in excess of the amounts which have been earned by the providers through the provision of health care services to subscribers.

  Building, Leasehold Improvements and Equipment: Building, leasehold improvements and equipment are stated on the basis of cost at the date of acquisition or purchase less accumulated depreciation and amortization. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the asset's estimated useful life or related lease term.

  Intangible Assets: Intangible assets consist of goodwill recorded in connection with the purchase of all common stock of RCHP by Health Insurance Plan of Greater New York ("HIPNY") on July 5, 1989; goodwill recorded in connection of the purchase of HIPPRO; and organizational costs incurred in connection with the organization of

                            HIP of New Jersey, Inc.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  HIPC. Through 1993, the Plan was amortizing the goodwill related to RCHP based on a 40-year useful life. During 1994, the Plan changed the amortization period from 40 years to 10 years (commencing in 1994) to reflect a change in the estimated period of benefit of the business goodwill. The effect of the change in estimate increased amortization expense for the year ended December 31, 1994 by approximately $1.0 million. Goodwill related to HIPPRO is being amortized on a straight-line basis over a three-year period. The organizational costs are being amortized on a straight-line basis over a three-year period. Accumulated amortization was approximately $1.7 million and $1.4 million at December 31, 1995 and 1994, respectively.

  Claims Payable: Claims payable represent the amount of payments to be made on individual claims which have been reported to the Plan as well as estimates of claims incurred which have not yet been reported as of the balance sheet date. Claims payable is estimated using various statistical methods that use both historical financial and operating data. Management believes that the claims payable liability is adequate to satisfy the ultimate claim liabilities. The estimates for claims payable are continually reviewed and adjusted as necessary as experience develops or new information becomes known. Such adjustments are included in current operations.

  Medicare Premiums: The Plan receives reimbursement of its costs, subject to audit, for medical treatment of Medicare enrollees under cost reimbursement contracts with the Health Care Financing Administration ("HCFA"), a Federal Agency. The Plan has received final settlements from HCFA for prior periods through December 31, 1988 related to RCHP and tentative settlements for periods through December 31, 1993 for the Plan. Differences between estimated amounts accrued and subsequent settlements are recorded during the year of settlement.

  Advertising Costs: Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $3.2 million and $1.2 million for the years 1995 and 1994, respectively.

  Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Reclassifications: Certain reclassifications have been made to the prior year's financial statements to conform to the presentation followed in the current year.

                            HIP of New Jersey, Inc.

2. MARKETABLE SECURITIES

The cost and fair market value of investments in marketable securities and scheduled maturity from the date of purchase are summarized as follows:

                                               YEAR ENDED DECEMBER 31, 1995
                                                 GROSS       GROSS
                                             UNREALIZED   UNREALIZED     FAIR    CARRYING
                                    COST         GAINS       LOSSES     VALUE      VALUE
                                   -------------------------------------------------------
                                                      (in thousands)
  U.S. Government and
   Agencies                        $66,562      $746         $52       $67,256    $66,562
  Corporate Securities               3,760        28           4         3,784      3,760
                                   -------------------------------------------------------
                                   $70,322      $774         $56       $71,040    $70,322
                                   =======================================================

                                                                                    FAIR
                                                                         COST      VALUE
                                                                       -------------------
          Due in one year or less                                      $     -     $     -
          Due after one year through five years                         69,597      70,311
          Due after five years through ten years                           725         729
          Due after ten years                                                -           -
                                                                       -------------------
                                                                       $70,322     $71,040
                                                                       ===================

                                               YEAR ENDED DECEMBER 31, 1994
                                                 GROSS         GROSS
                                             UNREALIZED     UNREALIZED   FAIR    CARRYING
                                    COST         GAINS         LOSSES   VALUE      VALUE
                                    ------------------------------------------------------
                                                      (in thousands)
  U.S. Government and
   Agencies                         $36,865      $ -          $1,084    $35,781   $36,865
  Corporate Securities                2,674        -             132      2,542     2,674
                                    ------------------------------------------------------
                                    $39,539      $ -          $1,216    $38,323   $39,539
                                    ======================================================

The fair value generally represents quoted market prices for securities traded in the public market place.

                            HIP of New Jersey, Inc.

2.  MARKETABLE SECURITIES (CONTINUED)

Proceeds from the sale of investments in marketable securities during 1995 and 1994 were $53.6 million and $35.8 million; gross gains of $.15 million and $.06 million, and gross losses of $.24 million and $.56 million were realized on sales in those years, respectively.

Major categories of the Plan's net investment income are summarized as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31
                                                                  1995    1994
                                                                 ---------------
                                                                  (In thousands)
  Income:
    Cash and short-term investments                              $6,313  $3,026
                                                                 ---------------
  Total investment income                                         6,313   3,026

  Investment expenses                                                78      80
                                                                 ---------------
  Net investment income earned                                    6,235   2,946

  Net realized capital gains (losses)                               (87)   (503)
                                                                 ---------------
  Net investment gains                                           $6,148  $2,443
                                                                 ===============

3.  BUILDING, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Building, leasehold improvements and equipment consist of the following:

                                                                  DECEMBER 31
                                                                  1995   1994
                                                                ---------------
                                                                 (In thousands)
  Building and leasehold improvements                           $38,012 $34,957
  Equipment, furniture and fixtures                              31,349  25,535
                                                                ---------------
                                                                 69,361  60,492
  Less accumulated depreciation and amortization                 33,885  27,796
                                                                ---------------
                                                                 35,476  32,696

  Construction in progress                                        6,723   3,168
                                                                ---------------
                                                                $42,199 $35,864
                                                                ===============

                            HIP of New Jersey, Inc.

3.  BUILDING, LEASEHOLD IMPROVEMENTS AND EQUIPMENT (CONTINUED)

Depreciation expense was $6.1 million and $5.7 million for the years ended December 31, 1995 and 1994, respectively.

4.  LONG-TERM DEBT

Long-term debt consists of the following:

                                                             DECEMBER 31
                                                            1995    1994
                                                          -----------------
                                                           (In thousands)
  Loan payable - NJHCFFA (a)                              $ 6,447   $ 6,320
  Loans payable - Secretary of DHHS (b)                       185       555
  Notes payable (c)                                         5,320     6,600
  Mortgage payable (d)                                      4,850     4,963
  Note payable (e)                                             80         -
                                                          -----------------
                                                           16,882    18,438
  Less current portion                                      2,282     2,512
                                                          -----------------
                                                          $14,600   $15,926
                                                          =================

  (a) On July 7, 1993, the Plan entered into a $9.4 million New Jersey Health Care Facility Financing Authority ("NJHCFFA") Capital Asset Program Loan pursuant to a trust agreement dated December 1, 1985, between NJHCFFA and United Jersey Bank, as trustee. Through December 31, 1995, the Plan has utilized $8.0 million of the available balance for a capital asset expansion and improvement program to its health care centers which began during 1992.

      Interest and principal are paid monthly based on a 20-year amortization with a balloon payment in the seventh year. Interest is calculated on any unpaid principal balance at the prevailing variable interest rate. At December 31, 1995, interest was being accrued at the rate of $8.25 percent per annum.

  (b) The loan payable to the Secretary of the Department of Health and Human Services ("DHHS") bears interest of 8.25 percent per annum. Principal is payable annually, while interest is payable semiannually on the unpaid principal amount. The loan matures on July 1, 1996.

      In accordance with the DHHS agreement, the Plan is required to maintain a sinking fund for the principal and interest payments. In addition, pursuant to the DHHS agreement and Title XIII of the Public Health Service Act, the Plan must maintain

                            HIP of New Jersey, Inc.

          a restricted cash reserve. At December 31, 1995 and 1994, such funds aggregated approximately $.1 million and $.4 million, respectively, and are included in the cash deposited in sinking funds and restricted cash reserve accounts.

          The loans are secured by a first lien on all revenues derived from operations, including, but not limited to, cash and cash equivalents and subscriber premiums receivable. The Secretary of DHHS retains options to require additional liens on real property, leasehold interests or personal property.

     (c) The Plan entered into a note payable agreement with a bank dated December 30, 1994. The agreement consists of two notes in the amounts of $1.8 million and $4.8 million, Note A and Note B, respectively. Principal and interest are payable monthly on Note A commencing January 31, 1995. Note A matures January 30, 2005 and bears interest at a rate of 8.67 percent. Principal and interest are payable monthly on Note B commencing January 31, 1995. Note B matures January 30, 1999 and bears interest at a rate of 8.05 percent. The notes are secured by a lien and a security interest in the equipment and furniture in the New Brunswick Health Center with a carrying value of approximately $7.3 million at December 31, 1995.

     (d) The mortgage, dated April 6, 1993, was entered into to obtain financing for the construction of the corporate headquarters located in North Brunswick, New Jersey. Principal and interest are payable monthly with a maturity of October 31, 2004. The mortgage bears interest at a rate of 7.5 percent per annum. Under the terms of the agreement, the Plan must maintain a minimum aggregate balance of $1.0 million in savings accounts. The mortgage is secured by a first leasehold mortgage on the facility and first priority security interest in all equipment and fixtures in the headquarters.

     (e) On July 1, 1995, HIPPRO issued a $.1 million note payable bearing interest at a rate equal to the prime lending rate of a local bank (8.75% at December 31, 1995). Principal and interest are payable monthly, with fixed monthly principal payments of $.002 million through June 1, 1998.

                            HIP of New Jersey, Inc.

4. LONG-TERM DEBT (CONTINUED)

Required principal payments subsequent to December 31, 1995 are as follows:

                                              AMOUNT
                                          --------------
                                          (In thousands)
          Year:
            1996                             $ 2,282
            1997                               2,124
            1998                               2,106
            1999                               1,004
            2000                               4,501
            Thereafter                         4,865
                                          --------------
                                             $16,882
                                          ==============

5. SURPLUS NOTES

As of December 31, 1995, the Plan had issued approximately $40.2 million surplus notes to HIPNY. In accordance with the terms of the surplus notes, repayment of these obligations will occur only from free and divisible surplus as verified by the audited financial statements of the Plan and with approval of the Commissioner of the Department of Insurance. In the event of dissolution or liquidation of the Plan, no repayment on these notes shall be made unless and until all other liabilities of the Plan have been satisfied.

6. COMMITMENTS

LEASES

The Plan leases office space and equipment under various noncancellable operating leases. Future minimum rental commitments under noncancellable leases as of December 31, 1995 are as follows:

                                              AMOUNT
                                          --------------
                                          (In thousands)
          Year:
            1996                             $ 5,384
            1997                               5,319
            1998                               4,979
            1999                               4,311
            2000                               3,258
            Thereafter                        19,958
                                          --------------
                                             $43,209
                                          ==============

                            HIP of New Jersey, Inc.

6.   COMMITMENTS (CONTINUED)

Total rent expense was approximately $7.5 million and $7.4 million for the years ended December 31, 1995 and 1994, respectively.

7.   PENSION PLAN

The Plan sponsors a noncontributory defined benefit pension plan which covers substantially all employees. The benefits are based on the participant's years of credited service and the highest average compensation for three consecutive years during the last ten years of employment. The Plan's funding policy is to contribute an amount to fund the normal costs on a current basis. Total pension contributions were $0.1 million in both 1995 and 1994.

The net periodic pension expense includes the following components:

                                                              DECEMBER 31
                                                              1995    1994
                                                            ----------------
                                                             (In thousands)
  Service cost - benefits earned during the period           $   822  $  652
  Interest cost on projected benefit obligations                 459     426
  (Return) loss on plan assets                                (1,199)    294
  Amortization of unrecognized net transition obligation         861    (482)
                                                            ----------------
  Net periodic pension expense                               $   943  $  890
                                                            ================

                            HIP of New Jersey, Inc.

7. PENSION PLAN (CONTINUED)

The funded status of this plan is as follows:

                                                                DECEMBER 31
                                                                1995    1994
                                                              ----------------
                                                               (In thousands)
Actuarial present value of benefit obligation:
 Vested benefits                                              $ 4,823  $ 3,886
 Nonvested benefits                                               770      643
                                                              ----------------
Accumulated benefit obligation                                  5,593    4,529
Effect of assumed increase in compensation levels               1,729    2,148
                                                              ----------------
Projected benefit obligation for services rendered to date      7,322    6,677

Plan assets at fair value                                       7,347    4,761
                                                              ----------------
Excess of projected benefit obligation over plan assets            25   (1,916)

Unrecognized net gain                                          (1,764)    (294)
Unrecognized net obligation                                     2,257    2,457
Unrecognized prior service cost                                  (216)    (235)
                                                              ----------------
Prepaid pension cost                                          $   302  $    12
                                                              ================

The discount rate used in determining the actuarial present value of the projected benefit obligations was 7.5 percent in 1995 and 1994. The expected long-term rate of return on plan assets in 1995 and 1994 was 8 percent. The assumed rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5 percent in 1995 and 1994.

The Plan's assets consist principally of investments in various governmental securities, corporate debt securities, preferred stock and commercial paper.

8. RELATED PARTY TRANSACTIONS

The Plan contracts with HIPNY for certain medical services, which are charged on a cost basis. For the years ended December 31, 1995 and 1994, amounts charged for these services approximated $1.8 million and $1.3 million, respectively, and are included in the statements of operations.

                            HIP of New Jersey, Inc.

8. RELATED PARTY TRANSACTIONS (CONTINUED)

The Plan has contracted with HIPNY to provide services for HIPNY members residing within the Plan's service area. For the years ended December 31, 1995 and 1994, the Plan recognized revenues of approximately $48.5 million and $54.9 million, respectively, from this contract.

HIPNY guarantees the loan payable of approximately $6.4 million and $6.3 million at December 31, 1995 and 1994, respectively, and certain of the loans payable to the Secretary of DHHS totaling approximately $.2 million and $.6 million at December 31, 1995 and 1994, respectively.

HIPNY has guaranteed that it will maintain capital and surplus within the Plan that meet or exceed the requirements of the State of New Jersey. This guaranty is subject to compliance with the laws and regulations of the State of New York. There was no funding required under this guarantee during the years ended December 31, 1995 and 1994.

The substantial portion of physician services to the Plan's subscribers are provided pursuant to Medical Services Agreements (the "Agreements") with Garden State Medical Group and Central New Jersey Medical Group (the "Groups"). Under the Agreements, the Plan reimburses physician salary and referral expenses incurred by the Groups on behalf of the Plan's membership. In addition, the Plan provides space and certain administrative services to the Groups under the Agreements. The Plan incurred approximately $177.6 million and $177.2 million of medical service expenses relating to the Groups during the years ended December 31, 1995 and 1994, respectively. As a result of incurring these expenses, the Plan had amounts payable of approximately $20.3 million and $26.3 million to the Groups, as of December 31, 1995 and 1994, respectively, which are included in claims payable and other long-term liabilities.

9. REINSURANCE

As a member of The HMO Group, Inc. ("THMOG"), the Plan is a participant in a captive insurance company formed to provide reinsurance to participating THMOG members. The captive insurance company has contracted with a major insurance carrier to provide coverage for large hospital claims of participating members. Under the current policy, the carrier will reimburse the Plan for 90 percent of inpatient hospital claims up to a maximum of $.7 million per member after a $.2 million deductible has been satisfied, and 100 percent (up to a maximum of $2.0 million) thereafter.

                            HIP of New Jersey, Inc.

9. REINSURANCE (CONTINUED)

In the event of the Plan's insolvency, the carrier will continue to pay benefits to members to the end of the contract period for which a member's premium has been paid, not to exceed 31 days or until discharged if a member is hospitalized on the date of insolvency.

Premiums paid under the reinsurance agreement were approximately $.7 million and $.8 million for the years ended December 31, 1995 and 1994, respectively.

                          OTHER FINANCIAL INFORMATION

                            HIP of New Jersey, Inc.

                 Consolidating Statement of Financial Position

                               December 31, 1995
                                (In thousands)

                                                                              CONSOLIDATING
                                                                    HIP-           AND
                                                HIP OF NEW      NEW JERSEY     ELIMINATING        CONSOLIDATED
                                               JERSEY, INC.   HOLDINGS, INC.     ENTRIES             BALANCE
                                             ------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                       $ 37,834         $3,582         $     -            $ 41,416
 Cash deposited in sinking fund                        89              -               -                  89
 Marketable securities                             70,222            100               -              70,322
 Premiums receivable                               10,309            231               -              10,540
 Due from Health Insurance Plan of Greater
  New York                                          7,459              -               -               7,459
 Prepaid expenses and other current assets         15,462             68               -              15,530
                                             ------------------------------------------------------------------
Total current assets                              141,375          3,981               -             145,356

BUILDING, LEASEHOLD IMPROVEMENTS
 AND EQUIPMENT, NET                                42,199              -               -              42,199

INTANGIBLE ASSETS, NET                              1,092            341               -               1,433

OTHER ASSETS                                        9,583              -          (4,770)              4,813
                                             ------------------------------------------------------------------

TOTAL                                            $194,249         $4,322         $(4,770)           $193,801
                                             ==================================================================

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
 Claims payable                                  $ 70,070         $    4         $     -            $ 70,074
 Accounts payable and accrued expenses             40,946          1,131          (1,060)             41,017
 Premiums received in advance                       9,455              -               -               9,455
 Current portion of long-term debt                  2,249             33               -               2,282
                                             ------------------------------------------------------------------
Total current liabilities                         122,720          1,168          (1,060)            122,828

OTHER LONG-TERM LIABILITIES                         4,020              -               -               4,020

LONG-TERM DEBT                                     14,553             47               -              14,600

NET ASSETS                                         52,956          3,107          (3,710)             52.353
                                             ------------------------------------------------------------------

TOTAL                                            $194,249         $4,322         $(4,770)           $193,801
                                             ==================================================================

                            HIP OF NEW JERSEY, INC.

                     Consolidating Statement of Operations

                         Year ended December 31, 1995
                                (In thousands)

                                                                                 CONSOLIDATING
                                                                      HIP-            AND
                                                    HIP OF NEW     NEW JERSEY     ELIMINATING      CONSOLIDATED
                                                    JERSEY, INC.   HOLDINGS         ENTRIES           BALANCE
                                                  -----------------------------------------------------------------
REVENUE
Premiums earned                                     $324,747       $ 257           $ -             $325,004
Investment and other income                           20,215         142             -               20,357
                                                  -----------------------------------------------------------------

     Total revenue                                   344,962         399             -              345,361
                                                  -----------------------------------------------------------------

EXPENSES
Subscribers' benefits                                289,534          13             -              289,547
General and administrative                            35,446         921             -               36,367
Depreciation and amortization                          6,362          63             -                6,425
Interest expense                                       1,876           5             -                1,881
                                                  -----------------------------------------------------------------

     Total expenses                                  333,218       1,002             -              334,220
                                                  -----------------------------------------------------------------
NET INCOME (LOSS)                                   $ 11,744      $ (603)          $ -             $ 11,141
                                                  =================================================================

                            HIP of New Jersey, Inc.

                     Consolidating Statement of Cash Flows

                         Year ended December 31, 1995
                               (In thousands)

                                                                                                       CONSOLIDATING
                                                                        HIP OF           HIP               AND
                                                                      NEW JERSEY,     NEW JERSEY       ELIMINATING    CONSOLIDATED
                                                                           INC.      HOLDINGS, INC.      ENTRIES         BALANCE
                                                                      ------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                     $   11,744       $   (603)         $      -      $    11,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                            6,362             63                 -            6,425
  Changes in operating assets and liabilities:
    Decrease (increase) in premiums receivable                             1,131           (231)                -              900
    Increase in prepaid expenses and other current assets                 (1,972)           (68)                -           (2,040)
    Increase in claims payable                                            13,130              4                 -           13,134
    (Decrease) increase in accounts payable and other accrued
    expenses                                                                (917)         1,131            (1,060)            (846)
    Decrease in premiums received in advance                              (1,759)             -                 -           (1,759)
    Decrease in due from Health Insurance Plan of Greater New York           113              -                 -              113
    Increase in other assets                                              (9,006)             -             4,770           (4,236)
    Increase in other long-term liabilities                                  398              -                 -              398
                                                                      ------------------------------------------------------------
Net cash provided by operating activities                                 19,224            296             3,710           23,230
                                                                      ------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities, net                                  (30,683)          (100)                -          (30,783)
Investments in intangible assets                                               -           (404)                -             (404)
Investments in building, leasehold improvements and equipment            (12,422)             -                 -          (12,422)
                                                                       -----------------------------------------------------------
Net cash used in investing activities                                    (43,105)          (504)                -          (43,609)
                                                                       -----------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments from sinking fund and restricted cash reserve                       289              -                 -              289
Payments of principal indebtedness                                        (2,354)           (20)                -           (2,374)
Proceeds from issuance of debt                                               718            100                 -              818
Proceeds from issuance of common stock                                         -          3,710            (3,710)               -
                                                                      ------------------------------------------------------------
Net cash (used in) provided by financing activities                       (1,347)         3,790            (3,710)          (1,267)
                                                                      ------------------------------------------------------------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                         (25,228)         3,582                 -          (21,646)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              63,062              -                 -           63,062
                                                                      ------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                $   37,834       $  3,582          $      -      $    41,416
                                                                      ============================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest                                 $   1,536       $      5           $     -        $   1,541
                                                                      ============================================================

20